AGREEMENT  dated July 22,  1998,  by and between  PRODUCTIVITY
TECH NOLOGIES CORP. ("PTC"), a Delaware corporation, RONALD M. PRIME ("Prime"), residing at 6438 Brewer, Flint, Michigan 48507, MICHAEL D. AUSTIN ("Austin"), residing at 3246 Fieldstone Drive, Flushing, Michigan 48433, and ATLAS TECHNOLOGIES, INC. ("Atlas"), a Michigan corporation.

                  WHEREAS, PTC, Prime and Austin, doing business as AMS Holding Company, and Atlas are parties to a Merger Agreement dated December 18, 1995 (the "Merger Agreement"); and

                  WHEREAS, Prime and Austin are each parties to individual Employment Agreements with Atlas dated May 23, 1996 (respectively, the "Prime Agreement" and the "Austin Agreement" and, collectively, the "Employment Agreements"); and

                  WHEREAS, the parties desire to settle certain issues arising under the Merger Agreement and to amend the Employment Agreements, all as set forth herein;

                  IT IS AGREED:

                  1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement.

                  2. Termination of Merger Agreement Escrows. The Adjustment Escrow Agreement and the Indemnity Escrow Agreement are hereby terminated and all amounts in the escrow accounts established thereunder (including accrued interest) shall be distributed and paid to AMS Holding Company. The parties agree that there are no amounts due to PTC and Atlas pursuant to Sections 2.04 and 9.01 of the Merger Agreement.

                  3. Amendment of Employment Agreements. The Prime Agreement and the Austin Agreement are hereby amended to read in the forms annexed hereto as Exhibits A and B, respectively. Except as provided in Section 4 hereof, all obligations of Atlas to make any further payments pursuant to Sections 2.6 and
2.7 of the Employment Agreements as in effect prior to the date hereof are hereby terminated.

                  4. Termination of Bonus Escrow Agreement. The Bonus Escrow Agreement dated January 27, 1998 among Atlas, NBD Bank, as escrow agent, Prime and Austin is hereby terminated. Funds in the escrow account established thereunder (including accrued interest) shall be distributed and paid as follows: $490,000 to Atlas, $560,000 to the escrow account referred to in
Section 5 below and the balance of approximately $267,000 to Prime and Austin in equal shares. Payment of such amounts to Prime and Austin constitutes payment of all obligations of Atlas pursuant to Section 2.6 of the Employment Agreements.

                  5. Tax Indemnity and Establishment of Tax Escrow. Prime and Austin, jointly and severally, shall indemnify and hold harmless Atlas from and against, and shall reimburse Atlas for, all amounts disallowed by the Internal Revenue Service ("IRS") or additional taxes assessed by the IRS, and penalties and interest with respect thereto, with respect to research and experimentation credits claimed by Atlas for the fiscal years ended June 30, 1991 through June 30, 1995 in excess of an aggregate amount of disallowances, additional taxes, penalties and interest (including any thereof arising from the utilization of such credits in years subsequent to June 30, 1995) of $187,000; provided that the total amount of payments by Prime and Austin shall not exceed $560,000 plus an amount equal to all interest earned on the amounts deposited in escrow pursuant to the Tax Indemnity Escrow Agreement being entered into by Prime, Austin and Atlas and NBD Bank, as escrow agent, concurrently with the execution of this Agreement. Concurrently with the execution of this Agreement and the Tax Indemnity Escrow Agreement Prime and Austin shall deposit the sum of $560,000 in the escrow account established pursuant to the Tax Indemnity Escrow Agreement as security for their obligations pursuant to this Section 5. Prime and Austin shall use their best efforts on behalf of Atlas to support Atlas's contest of such claims by the IRS. All costs incurred in contesting the tax dispute, including the cost of appeal before the IRS or subsequent costs incurred before the United States Tax Court, will be paid by Atlas without any ensuing claim against Prime and Austin for indemnification for any such costs incurred.

                  6. Stock Issuance. As further consideration for the covenants of Prime and Austin hereunder, within ten business days after the date hereof, PTC shall issue and deliver to each of The Ronald M. Prime Revocable Trust and The Michael D. Austin Revocable Trust 150,000 shares of the common stock, par value $.001 per share, of PTC. Prime and Austin agree that such shares shall not be assignable or transferable or hypothecated by them or by such Trusts, by operation of law or otherwise, for a period of three years from the date of this Agreement and thereafter only in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom and that the certificate representing such shares shall bear an appropriate legend to such effect.

                  7. Austin Directorship. PTC shall use its best efforts to cause Austin to be nominated for election as a director of PTC during the term of the Austin Agreement, commencing with the next meeting of stockholders of PTC at which directors are elected.

                  8.       Representations by Prime and Austin.

                           (a)   Prime and Austin hereby, jointly and severally,
represent and warrant to the Board of Directors of PTC that, since July 1, 1997, through the date of this Agreement, except as set forth in a letter dated June 19, 1998 from Austin to PTC, they have not received written or verbal notice not disclosed by them in writing to the Board of Directors of PTC:

                                    (i)  from  any  person,   including  without
                  limitation governmental agencies and customers, suppliers and employees (each a "Person") of Atlas making a claim (which shall not include invoices and other similar commercial correspondence rendered in the ordinary course of business) or threatening or initiating legal or administrative proceedings, including without limitation claims or legal proceedings arising from commercial or employment relationships or activities affecting the environment,

                                    (ii) from any  Person  canceling  a customer
                  purchase order or terminating a customer relationship or a supplier relationship of Atlas or threatening to do any of the foregoing, or

                                    (iii)  from any  Person,  including  without
                  limitation federal, state and local taxing authorities, advising of tax audits, tax deficiencies or other tax liabilities of Atlas,

in each case which could reasonably be expected to have a material adverse effect upon the business, condition (financial or otherwise) or prospects of Atlas or its properties, and that they know of no facts or circumstances pertaining to the foregoing enumerated items which could reasonably be expected to give rise to the giving of any such notice which have not been disclosed to the Board of Directors of PTC.

                           (b)      The representations and warranties contained
in this Section 8 are for the benefit of PTC and Atlas. In the event of a claim of a breach of any of the foregoing representations and warranties arising from the alleged receipt of verbal notice, PTC and Atlas shall have the burden of establishing such breach by clear and convincing evidence.

                           (c)      Notwithstanding  anything to the contrary in
this Agreement, (x) Prime and Austin shall have no liability to PTC or Atlas as a result of any breach of the representations and warranties in this Section 8 unless the loss, damage or expenses ("Damages") incurred by PTC and Atlas as a result of such breach (exclusive of attorneys' fees and expenses) is at least $150,000 but if the Damages incurred by PTC and Atlas with respect to any such breach are at least $150,000 the liability of Prime and Austin with respect thereto shall be for the entire amount of such Damages, including the first $150,000 thereof, and the reasonable attorneys' fees and expenses of PTC and Atlas, and (y) the maximum amount of liability of Prime and Austin with respect to any breach of the representations and warranties in this Section shall be the amount outstanding and unpaid pursuant to Article 2A of their respective Employment Agreements ("Article 2A") at the time a claim is made and the maximum amount of their liability for all such breaches shall not exceed $830,282.21 each less the sum of all payments made pursuant to Article 2A. Subsequent to any date on which payment is specified to be made pursuant to Article 2A, Atlas and PTC will have no further right to seek indemnification with respect to any amount for which payment has become due under Article 2A unless written notice of breach has been received by Prime and Austin on or prior to the date such payment is due. Indemnification payments pursuant to this Section shall be charged equally to Prime and Austin. All claims for breaches of this Section shall be determined by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. A claim shall be deemed made hereunder when a notice of arbitration is delivered to the American Arbitration Association in accordance with such rules.

                  9. Notices to Escrow Agents. Concurrently with the execution of this Agreement, the parties shall execute and deliver to the escrow agents under the Adjustment Escrow Agreement, the Indemnity Escrow Agreement and the Bonus Escrow Agreement notices in the forms annexed hereto as Exhibits D-1, D-2 and D-3, respectively.

                  10.      General Provisions.

                           (a)     All notices and other communications given or
made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                                    (i)     If to PTC or Atlas:

                                            c/o Samuel N. Seidman
                                            Seidman & Co.
                                            509 Madison Avenue
                                            New York, New York 10022
                                            Telecopier No.: 212-843-1484

                                    with a copy to:

                                            Graubard Mollen & Miller
                                            600 Third Avenue
                                            New York, New York 10016
                                            Attention: Noah Scooler, Esq.
                                            Telecopier No.: 212-818-8881

                                    (ii) If to Prime and Austin:

                                            Ronald M. Prime
                                            6438 Brewer
                                            Flint, Michigan 48507

                                            Michael D. Austin
                                            3246 Fieldstone Drive
                                            Flushing, Michigan 48433

                                    with a copy to:

                                            Hicks, Schmidlin & Bancroft
                                            2300 Austin Parkway - Suite 120
                                            Flint, Michigan 48507
                                            Attention: Robert Bancroft, Esq.
                                            Telecopier No.: 810-232-5538


                           (b)      Amendment. This Agreement may not be amended
or modified except by an instrument in writing signed by the parties.

                           (c)      Headings.  The  headings  contained  in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                           (d)      Severability. If any term or other provision
 of this Agreement is invalid,
illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                           (e)      Entire Agreement.   This  Agreement  and the
Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

                           (f)      Benefit.  This Agreement shall inure to  the
benefit of and be binding upon the successors and assigns of the parties.

                           (g)      Governing Law.    This  Agreement  shall  be
governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

                              PRODUCTIVITY TECHNOLOGIES CORP.


                              By:----------------------------------------
                                  Name:
                                  Title:


                                 -----------------------------------------
                                 RONALD M. PRIME


                                 -----------------------------------------
                                 MICHAEL D. AUSTIN


                              ATLAS TECHNOLOGIES, INC.


                              By:-----------------------------------------
                                 Name:
                                 Title: